Exhibit 4.1
SECOND SUPPLEMENTAL INDENTURE
     SECOND SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”) dated as of September 25, 2009, among GeoEye, Inc. (f/k/a ORBIMAGE Holdings, Inc.), a corporation organized under the laws of the State of Delaware (the “Issuer”), ORBIMAGE Inc., a corporation organized under the laws of the State of Delaware (the “Guarantor”) and The Bank of New York Mellon (f/k/a The Bank of New York), a New York banking corporation, as trustee under the indenture referred to below (the “Trustee”). Capitalized terms used in this Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.
WITNESSETH:
     WHEREAS the Issuer and the Trustee have heretofore executed an Indenture, as previously amended by the supplemental indenture dated as of July 7, 2005 among ORBIMAGE, the Company and the Trustee (as previously amended, the “Indenture”) dated as of June 29, 2005, providing for the issuance of the Issuer’s Senior Secured Floating Rate Notes due 2012 (the “Notes”), initially in the aggregate principal amount of $250,000,000;
     WHEREAS, Section 9.02 of the Indenture provides that the Issuer and the Trustee may, with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), amend or supplement the Indenture and/or the Notes;
     WHEREAS, the Issuer has offered to purchase for cash any and all of the outstanding Notes upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated September 11, 2009 (as the same may be amended, supplemented or modified from time to time, the “Statement”), and in the related Letter of Transmittal and Consent (as the same may be amended, supplemented or modified from time to time, together with the Statement, the “Offer”);
     WHEREAS, the Offer is conditioned upon, among other things, the proposed amendments (the “Proposed Amendments”) to the Indenture set forth herein having been approved by at least a majority in aggregate principal amount of the Notes outstanding (and a supplemental indenture in respect thereof having been executed and delivered), with such Proposed Amendments becoming operative with respect to the Indenture upon the acceptance for payment and payment of Notes validly tendered pursuant to the Offer (the “Settlement”);
     WHEREAS, the Issuer has received and delivered to the Trustee the Requisite Consents to effect the Proposed Amendments under the Indenture;
     WHEREAS, each of the Issuer and the Guarantor have been authorized by a resolution of their respective Boards of Directors to enter into this Supplemental Indenture; and
     WHEREAS, all other acts and proceedings required by law, by the Indenture and the amended and restated certificate of incorporation and amended restated by-laws of the Issuer and the applicable formation documents of the Guarantor to make this Supplemental Indenture a valid and binding agreement of the Issuer and the Guarantor for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

     NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, the Issuer, the Guarantor and the Trustee hereby agree as follows:
Article I.
AMENDMENTS TO THE INDENTURE AND THE NOTES
          1.1 Amendment of Section 1.01.
          Section 1.01 of the Indenture is amended by deleting from such Section those defined terms and section references that, by virtue of the amendments effected by this Supplemental Indenture, are no longer used in the Indenture or the Notes as amended hereby.
          1.2 Amendment of Section 3.05. Section 3.05 of the Indenture, is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.
          1.3 Amendment of Sections 4.02 through 4.08. Sections 4.02 through 4.08 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[intentionally omitted]”.
          1.4 Amendment of Section 4.11. Section 4.11 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.
          1.5 Amendment of Sections 4.14 and 4.15. Sections 4.14 and 4.15 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section replaced with the following: “[intentionally omitted]”.
          1.6 Amendment of Sections 4.17 and 4.18. Sections 4.17 and 4.18 of the Indenture, inclusive, are hereby deleted in their entirety and each such Section is replaced with the following: “[intentionally omitted]”.
          1.7 Amendment of Section 5.01. Section 5.01 of the Indenture is hereby amended by deleting clause (iv) in its entirety and inserting “[intentionally omitted]” in lieu thereof.
          1.8 Amendment of Section 6.01.
               (a) Section 6.01 of the Indenture is amended by deleting clauses (d) and (e) in their entirety and inserting “[intentionally omitted]” in lieu thereof.
               (b) Section 6.01 of the Indenture is further amended by deleting all references to “Subsidiary” from clauses (f) and (g).
          1.9 Amendment of Section 9.07. Section 9.07 of the Indenture is hereby deleted in its entirety and is replaced with the following: “[intentionally omitted]”.

Article II.
EFFECTIVENESS
          2.1 Effectiveness of this Supplemental Indenture. Upon the execution of this Supplemental Indenture by the Issuer, the Guarantor and the Trustee, the Indenture shall be amended and supplemented in accordance herewith, and this Supplemental Indenture shall form a part of the Indenture for all purposes and each Holder shall be bound thereby; provided, however, that the provisions of the Indenture referred to in Article I above (such provisions being referred to as the “Amended Provisions”) will remain in effect in the form they existed prior to the execution of this Supplemental Indenture, and the Amended Provisions shall become operative upon the Settlement. The Issuer shall give the Trustee prompt written notice of the occurrence of the Settlement.
Article III.
MISCELLANEOUS
          3.1 Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          3.2 Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
          3.3 Trustee Makes No Representation. The recitals contained herein are made by the Issuer and the Guarantor only and not by the Trustee. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.
          3.4 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          3.5 Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.
          3.6 Trust Indenture Act Controls. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an “incorporated provision”) included in this Supplemental Indenture by operation of Section 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

GEOEYE, INC.
By:	/s/ William L. Warren
	Name:	William L. Warren
	Title:	Senior Vice President, General Counsel and Secretary

ORBIMAGE INC.
By:	/s/ William L. Warren
	Name:	William L. Warren
	Title:	Senior Vice President, General Counsel and Secretary

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Scott I. Klein
	Name:	Scott I. Klein
	Title:	Vice President